As filed with the Securities and Exchange Commission on January 20, 2017

Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549

__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

INTUIT INC.
(Exact Name of Issuer as Specified in Its Charter)

Delaware	77-0034661
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer
Identification No.)

2700 Coast Avenue
Mountain View, California 94043
(Address of Principal Executive Offices including Zip Code)

Intuit Inc. Amended and Restated 2005 Equity Incentive Plan
(Full title of the Plan)
__________________________

Laura A. Fennell, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
__________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	23,110,386 (1)	$115.74 (2)	$2,674,796,075.64(2)	$310,008.87

(1)
Represents 23,110,386 additional shares available for awards under the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan as amended by the Registrant’s stockholders on January 19, 2017 (the “Amended and Restated Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement shall also cover an indeterminate number of options and other rights to acquire common stock, to be granted pursuant to the Amended and Restated Plan.

(2)
Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on January 19, 2017, which was $115.74.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Intuit Inc., a Delaware corporation, (the “Company” or “Registrant”), pursuant to the General Instruction E to Form S-8, to register 23,110,386 additional shares of the Company’s common stock, par value $0.01 per share, for issuance pursuant to the Amended and Restated Plan. In accordance with the General Instruction E to Form S-8, the Company hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Company with respect to the Amended and Restated Plan on December 10, 2004 (SEC File No. 333-121170), December 19, 2005 (SEC File No. 333-130453), December 18, 2006 (SEC File No. 333-139452), December 17, 2007 (SEC File No. 333-148112), December 17, 2008 (SEC File No. 333-156205), December 15, 2009 (SEC File No. 333-163728), January 19, 2011 (SEC File No. 333-171768), and January 24, 2014 (SEC File No. 333-193551), together with all exhibits filed therewith or incorporated therein by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

See the attached Exhibit Index

Unless otherwise indicated below as being incorporated by reference to another filing of Intuit Inc. with the Commission, each of the following exhibits is filed herewith:

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
4.01	Restated Intuit Certificate of Incorporation, dated as of January 19, 2000		10-Q		6/14/2000
4.02	Bylaws of Intuit, as amended and restated Effective May 5, 2016		8-K		5/9/2016
5.01	Opinion of Counsel	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (see pages 6-7)	X
99.01+	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through January 19, 2017	X

+    Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 20, 2017.

INTUIT INC.

By:	/s/ R. Neil Williams
R. Neil Williams
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

By signing this Form S-8 below, I hereby appoint each of Brad D. Smith and R. Neil Williams as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ BRAD D. SMITH	Chairman, Chief Executive Officer
Brad D. Smith	and President	January 20, 2017

Principal Financial Officer

/s/ R. NEIL WILLIAMS	Executive Vice President
R. Neil Williams	and Chief Financial Officer	January 20, 2017
Principal Accounting Officer:

/s/ MARK J. FLOURNOY	Vice President,
Mark J. Flournoy	Chief Accounting Officer	January 20, 2017
Additional Directors:
/s/ EVE BURTON	Director	January 20, 2017
Eve Burton

/s/ SCOTT D. COOK	Director	January 20, 2017
Scott D. Cook

/s/ RICHARD DALZELL	Director	January 20, 2017
Richard Dalzell

/s/ DIANE B. GREENE	Director	January 20, 2017
Diane B. Greene

/s/ SUZANNE NORA JOHNSON	Director	January 20, 2017
Suzanne Nora Johnson

/s/ DENNIS D. POWELL	Director	January 20, 2017
Dennis D. Powell

/s/ RAUL VAZQUEZ	Director	January 20, 2017
Raul Vazquez

/s/ JEFF WEINER	Director	January 20, 2017
Jeff Weiner

EXHIBIT INDEX

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
4.01	Restated Intuit Certificate of Incorporation, dated as of January 19, 2000		10-Q		6/14/2000
4.02	Bylaws of Intuit, as amended and restated Effective May 5, 2016		8-K		5/9/2016
5.01	Opinion of Counsel	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (see pages 6-7)	X
99.01+	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through January 19, 2017	X

+    Indicates a management contract or compensatory plan or arrangement